Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Nicole Shevins	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Nicole.Shevins@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Results for Fiscal Second Quarter 2025

$1.47 billion Net Bookings with outperformance from Grand Theft Auto and Borderlands franchises

Company updates fiscal year 2025 outlook and reiterates expectation for Net Bookings of
$5.55 to $5.65 billion

New York, NY – November 6, 2024 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported results for the second quarter of its fiscal year 2025, ended September 30, 2024. For further information, please see the second quarter fiscal 2025 results slide deck posted to the Company’s investor relations website at take2games.com/ir.

Management Comments
“I am pleased to report that we delivered strong second quarter results. Our Net Bookings of $1.47 billion were at the top of our guidance range, driven by the continued success of the Grand Theft Auto and Borderlands franchises, and our operating results surpassed our plans, largely due to a shift in the timing of marketing expenses within the year,” said Strauss Zelnick, Chairman and CEO of Take-Two Interactive.

“Our execution has been consistent, and our teams continue to make great progress advancing our development pipeline. Accordingly, we are reiterating our fiscal year 2025 Net Bookings guidance range of $5.55 to $5.65 billion, and we are confident that we will achieve sequential increases and record levels of Net Bookings in fiscal years 2026 and 2027.”

“As we look ahead, we believe that Take-Two remains exceedingly well-positioned for the long-term. Our vision is clear, our talent is unparalleled, and we have one of the strongest portfolios of owned intellectual property in our industry. With many exciting new titles coming in Fiscal 2026 – including Grand Theft Auto VI in the fall, Borderlands 4 and Mafia: The Old Country – we expect to create long-term value for our shareholders.”

Second Quarter Fiscal 2025 Financial and Operational Highlights

•Total Net Bookings* grew 2% to $1.47 billion, as compared to $1.44 billion during last year’s fiscal second quarter.

◦Net Bookings from recurrent consumer spending** grew 6% and accounted for 81% of total Net Bookings.
◦The largest contributors to Net Bookings were NBA® 2K25 and NBA 2K24, Grand Theft Auto® Online and Grand Theft Auto V, Toon Blast™, our hyper-casual mobile portfolio, Match Factory!™, Empires & Puzzles™, Words With Friends™, Red Dead Redemption® 2 and Red Dead Online, and Toy Blast™.

•GAAP net revenue increased 4% to $1.35 billion, as compared to $1.30 billion in last year’s fiscal second quarter.
◦Recurrent consumer spending** increased 8% and accounted for 80% of total GAAP net revenue.
◦The largest contributors to GAAP net revenue were NBA 2K24 and NBA 2K25, Grand Theft Auto Online and Grand Theft Auto V, Toon Blast, Empires & Puzzles, Match Factory!, our hyper-casual mobile portfolio, Red Dead Redemption 2 and Red Dead Online, Words With Friends, and Merge Dragons!.

•GAAP net loss was $365.5 million, or $2.08 per share, as compared to $543.6 million, or $3.20 per share, for the comparable period last year.

* Net Bookings is our operational metric and defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.
** Recurrent consumer spending is generated from ongoing consumer engagement and includes virtual currency, add-on content, in-game purchases and in-game advertising.

Second Quarter Fiscal 2025 Financial Results

The following data is used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business:

	Three Months Ended September 30, 2024
		Financial Data
in millions	Statement of Operations	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Amortization of acquired intangibles	Business reorganization	Business acquisition	Other (a)
GAAP
Total net revenue	$1,353.1	121.9
Cost of revenue	625.2	11.5	(3.1)	(174.1)
Gross profit	727.9	110.4	3.1	174.1
Operating expenses	1,025.1		(83.1)	(17.9)	(16.8)	(53.7)
(Loss) income from operations	(297.2)	110.4	86.2	192.0	16.8	53.7
Interest and other, net	(25.9)	(1.5)				2.2	5.2
(Loss) gain on fair value adjustments, net	(1.2)					0.4	0.8
(Loss) income before income taxes	(324.3)	108.9	86.2	192.0	16.8	56.3	6.0

Non-GAAP
EBITDA	(75.5)	110.4	86.2		16.8	52.7	6.0

Note: For management reporting purposes, the table above assumes a management tax rate of 18% and a fully diluted share count of 177.1 million in order to calculate diluted net income per share.

(a) Other includes adjustments for (i) the revaluation of the Turkish Lira against the U.S. Dollar and (ii) fair value adjustments related to certain equity investments.

Outlook for Fiscal Year 2025

Take-Two is revising its outlook for the fiscal year ending March 31, 2025 and providing its initial outlook for its fiscal third quarter ending December 31, 2024:

Fiscal Year Ending March 31, 2025

The Company is also providing selected data, which is used internally by its management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Fiscal Year Ending March 31, 2025
		Financial Data
$ in millions except for per share amounts	Outlook (1)	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Amortization of acquired intangibles	Business reorganization and other (a)
GAAP
Total net revenue	$5,570 to $5,670	$(20)
Cost of revenue	$2,397 to $2,422	$10	$(14)	$(681)
Operating expenses	$3,772 to $3,792		$(320)	$(71)	$(151)
Interest and other, net	$120				$(20)
(Loss) income before income taxes	$(719) to $(664)	$(30)	$334	$752	$171
Net loss	$(839) to $(775)
Net loss per share	$(4.80) to $(4.43)
Net cash provided by operating activities	approximately $(200)
Capital expenditures	approximately $140

Non-GAAP
EBITDA	$282 to $336	$(30)	$334		$151
Adjusted Unrestricted Operating Cash Flow	approximately $(150)

Operational metric
Net Bookings	$5,550 to $5,650

•Management reporting tax rate anticipated to be 18%
•Share count used to calculate GAAP net loss per share is expected to be 174.9 million
•Share count used to calculate management reporting diluted net income per share is expected to be 177.4 million

(a) Other includes adjustments for (i) business acquisition expenses, (ii) the revaluation of the Turkish Lira against the U.S. Dollar, and (iii) fair value adjustments related to certain equity investments.

Fiscal Third Quarter Ending December 31, 2024

The Company is also providing selected data, which is used internally by its management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending December 31, 2024
		Financial Data
$ in millions except for per share amounts	Outlook (1)	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Amortization of acquired intangibles	Business reorganization and business acquisition
GAAP
Total net revenue	$1,360 to $1,410	$(10)
Cost of revenue	$591 to $610	$(5)	$(2)	$(171)
Operating expenses	$913 to $923		$(83)	$(18)	$(12)
Interest and other, net	$30				$(2)
(Loss) income before income taxes	$(174) to $(153)	$(5)	$85	$189	$14
Net loss	$(202) to $(177)
Net loss per share	$(1.15) to $(1.01)

Non-GAAP
EBITDA	$78 to $100	$(5)	$85		$12

Operational metric
Net Bookings	$1,350 to $1,400

•Management reporting tax rate anticipated to be 18%
•Share count used to calculate GAAP net loss per share is expected to be 174.5 million
•Share count used to calculate management reporting diluted net income per share is expected to be 178.2 million

1)The individual components of the financial outlook may not foot to the totals, as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.

Key assumptions and dependencies underlying the Company’s outlook include: a continuation of the current economic backdrop; the timely delivery of the titles included in this financial outlook; continued growth in the installed base of PlayStation 5 and Xbox Series X|S, as well as engagement on Xbox One and PlayStation 4; the ability to develop and publish products that capture market share for these current generation systems while also leveraging opportunities on PC, mobile and other platforms; factors affecting our performance on mobile, such as player acquisition costs; our ongoing focus on our live services portfolio and new game pipeline; and stable foreign exchange rates. See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following have been released since July 1, 2024:

Label	Product	Platforms	Release Date
Zynga	Game of Thrones: Legends	iOs, Android	July 25, 2024
2K	NBA 2K25	PS5, PS4, Xbox Series X|S Xbox One, PC, Switch	September 6, 2024
Rockstar Games	Red Dead Redemption and Undead Nightmare	PC	October 29, 2024

Take-Two's future lineup announced to-date includes:

Label	Product	Platforms	Release Date
2K	Sid Meier's Civilization VII	PS5, PS4, Xbox Series X|S, Xbox One, PC, Switch	February 11, 2025
2K	WWE 2K25	TBA	Q4 Fiscal 2025
Rockstar Games	Grand Theft Auto VI	PS5, Xbox Series X|S	Fall of calendar 2025
2K	Borderlands 4	PS5, Xbox Series X|S, PC	Fiscal 2026
2K	Mafia: The Old Country	PS5, Xbox Series X|S, PC	Fiscal 2026
Zynga	CSR Racing 3	iOS, Android	TBA
Ghost Story Games	Judas	PS5, Xbox Series X|S, PC	TBA

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics. The call can be accessed by dialing (800) 245-3047 or (203) 518-9765 (conference ID: TAKETWO). A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance: Adjusted Unrestricted Operating Cash Flow, which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash, and EBITDA, which is defined as GAAP net income (loss) excluding interest income (expense), provision for (benefit from) income taxes, depreciation expense, and amortization and impairment of acquired intangibles.

The Company’s management believes it is important to consider Adjusted Unrestricted Operating Cash Flow, in addition to net cash from operating activities, as it provides more transparency into current business trends without regard to the timing of payments from restricted cash, which is primarily related to a dedicated account limited to the payment of certain internal royalty obligations.

The Company’s management believes it is important to consider EBITDA, in addition to net income, as it removes the effect of certain non-cash expenses, debt-related charges, and income taxes. Management believes that, when considered together with reported amounts, EBITDA is useful to investors and management in understanding the Company’s ongoing operations and in analysis of ongoing operating trends and provides useful additional information relating to the Company’s operations and financial condition.

These Non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results. These Non-GAAP financial measures may be different from similarly titled measures used by other companies. In the future, Take-Two may also consider whether other items should also be excluded in calculating these Non-GAAP financial measures used by the Company. Management believes that the presentation of these Non-GAAP financial measures provides investors with additional useful information to measure Take-Two's financial and operating performance. In particular, these measures facilitate comparison of our operating performance between periods and may help investors to understand better the operating results of Take-Two. Internally, management uses these Non-GAAP financial measures in assessing the Company's operating results and in planning and forecasting. A reconciliation of these Non-GAAP financial measures to the most comparable GAAP measure is contained in the financial tables to this press release.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Quarterly Report on Form 10−Q for the period ended September 30, 2024.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. We develop and publish products principally through Rockstar Games, 2K, and Zynga. Our products are designed for console gaming systems, PC, and mobile, including smartphones and tablets. We deliver our products through physical retail, digital download, online platforms, and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.
Cautionary Note Regarding Forward-Looking Statements
The statements contained herein, which are not historical facts, including statements relating to Take-Two Interactive Software, Inc.'s ("Take-Two," the "Company," "we," "us," or similar pronouns) outlook, are considered forward-looking statements under federal securities laws and may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects," "seeks," "should," "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including risks relating to our combination with Zynga Inc.; the risks of conducting business internationally, including as a result of unforeseen geopolitical events; the impact of changes in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation®5 and Xbox Series X|S; factors affecting our mobile business, such as player acquisition costs; the timely release and significant market acceptance of our games; and the ability to maintain acceptable pricing levels on our games.
Other important factors and information are contained in the Company's most recent Annual Report on Form 10-K, including the risks summarized in the section entitled "Risk Factors," the Company’s most recent Quarterly Report on Form 10-Q, and the Company's other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Net revenue:
Game	$1,233.9	$1,128.6	$2,450.6	$2,224.7
Advertising	119.2	170.6	240.7	359.2
Total net revenue	1,353.1	1,299.2	2,691.3	2,583.9
Cost of revenue:
Product costs	212.5	175.7	415.8	354.6
Game intangibles	173.4	409.4	336.9	596.3
Software development costs and royalties	64.9	83.1	141.1	198.8
Internal royalties	77.2	112.8	146.2	185.4
Licenses	97.2	102.8	152.3	154.2
Total cost of revenue	625.2	883.8	1,192.3	1,489.3
Gross profit	727.9	415.4	1,499.0	1,094.6
Selling and marketing	461.3	334.6	892.7	734.0
Research and development	246.7	232.1	466.5	470.7
General and administrative	253.0	178.3	463.5	376.2
Depreciation and amortization	47.3	45.3	92.1	85.7
Goodwill impairment	—	165.4	—	165.4
Business reorganization	16.8	3.4	66.3	10.6
Total operating expenses	1,025.1	959.1	1,981.1	1,842.6
Loss from operations	(297.2)	(543.7)	(482.1)	(748.0)
Interest and other, net	(25.9)	(31.1)	(50.1)	(56.5)
Loss on fair value adjustments, net	(1.2)	(2.2)	(4.3)	(1.4)
Loss before income taxes	(324.3)	(577.0)	(536.5)	(805.9)
Provision for (benefit from) income taxes	41.2	(33.4)	91.0	(56.3)
Net loss	$(365.5)	$(543.6)	$(627.5)	$(749.6)

Loss per share:
Basic and diluted loss per share	$(2.08)	$(3.20)	$(3.61)	$(4.42)
Weighted average shares outstanding
Basic	175.4	169.9	173.8	169.6

TAKE-TWO INTERACTIVE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
	September 30, 2024	March 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$876.1	$754.0
Short-term investments	3.5	22.0
Restricted cash and cash equivalents	357.5	252.1
Accounts receivable, net of allowances of $1.3 and $1.2 at September 30, 2024 and March 31, 2024, respectively	858.9	679.7
Software development costs and licenses	96.9	88.3
Contract assets	79.4	85.0
Prepaid expenses and other	433.4	378.6
Total current assets	2,705.7	2,259.7
Fixed assets, net	433.5	411.1
Right-of-use assets	336.6	325.7
Software development costs and licenses, net of current portion	1,731.2	1,446.5
Goodwill	4,648.7	4,426.4
Other intangibles, net	2,896.5	3,060.6
Long-term restricted cash and cash equivalents	86.0	95.9
Other assets	237.1	191.0
Total assets	$13,075.3	$12,216.9
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$177.1	$195.9
Accrued expenses and other current liabilities	1,300.3	1,062.6
Deferred revenue	1,064.9	1,059.5
Lease liabilities	59.0	63.8
Short-term debt, net	599.2	24.6
Total current liabilities	3,200.5	2,406.4
Long-term debt, net	3,055.9	3,058.3
Non-current deferred revenue	34.7	42.9
Non-current lease liabilities	398.3	387.3
Non-current software development royalties	91.2	102.1
Deferred tax liabilities, net	281.9	340.9
Other long-term liabilities	214.3	211.1
Total liabilities	$7,276.8	$6,549.0
Stockholders' equity:
Preferred stock, $0.01 par value, 5.0 shares authorized; no shares issued and outstanding at September 30, 2024 and March 31, 2024	—	—
Common stock, $0.01 par value, 300.0 and 300.0 shares authorized; 199.2 and 194.5 shares issued and 175.5 and 170.8 outstanding at September 30, 2024 and March 31, 2024, respectively	2.0	1.9
Additional paid-in capital	10,063.4	9,371.6
Treasury stock, at cost; 23.7 and 23.7 common shares at September 30, 2024 and March 31, 2024, respectively	(1,020.6)	(1,020.6)
Accumulated deficit	(3,207.4)	(2,579.9)
Accumulated other comprehensive loss	(38.9)	(105.1)
Total stockholders' equity	$5,798.5	$5,667.9
Total liabilities and stockholders' equity	$13,075.3	$12,216.9

TAKE-TWO INTERACTIVE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

	Six Months Ended September 30,
	2024	2023
Operating activities:
Net loss	$(627.5)	$(749.6)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	139.6	108.1
Stock-based compensation	161.5	169.1
Noncash lease expense	31.3	32.7
Amortization and impairment of intangibles	374.1	676.8
Depreciation	74.0	67.9
Goodwill impairment	—	165.4
Interest expense	80.4	71.4
Gain on debt extinguishment	—	(7.7)
Fair value adjustments	4.3	1.4
Other, net	5.9	28.8
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	(169.6)	(52.2)
Software development costs and licenses	(362.8)	(300.7)
Prepaid expenses and other current and other non-current assets	22.1	(44.5)
Deferred revenue	(4.6)	65.3
Accounts payable, accrued expenses and other liabilities	(48.1)	(162.4)
Net cash (used in) provided by operating activities	(319.4)	69.8
Investing activities:
Change in bank time deposits	18.5	12.5
Sale and maturities of available-for-sale securities	—	131.0
Purchases of fixed assets	(71.9)	(59.9)
Purchases of long-term investments	(14.7)	(6.5)
Business acquisitions	9.4	(13.0)
Other	(9.3)	(3.8)
Net cash (used in) provided by investing activities	(68.0)	60.3
Financing activities:
Tax payment related to net share settlements on restricted stock awards	—	(57.1)
Issuance of common stock	23.8	18.8
Payment for settlement of convertible notes	(8.3)	—
Proceeds from issuance of debt	598.9	999.3
Cost of debt	(5.4)	(7.5)
Repayment of debt	—	(989.6)
Payment of contingent earn-out consideration	(12.0)	(35.0)
Net cash provided by (used in) financing activities	597.0	(71.1)
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash and cash equivalents	8.0	(7.4)
Net change in cash, cash equivalents, and restricted cash and cash equivalents	217.6	51.6
Cash, cash equivalents, and restricted cash and cash equivalents, beginning of year (1)	1,102.0	1,234.6
Cash, cash equivalents, and restricted cash and cash equivalents, end of period (1)	$1,319.6	$1,286.2
(1) Cash, cash equivalents and restricted cash and cash equivalents shown on our Condensed Consolidated Statements of Cash Flow includes amounts in the Cash and cash equivalents, Restricted cash and cash equivalents, and Long-term restricted cash and cash equivalents on our Condensed Consolidated Balance Sheet.

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix
(in millions)

	Three Months Ended September 30, 2024		Three Months Ended September 30, 2023
	Amount	% of total	Amount	% of total
Net revenue by geographic region
United States	$814.5	60%	$795.6	61%
International	538.6	40%	503.6	39%
Total Net revenue	$1,353.1	100%	$1,299.2	100%

Net Bookings by geographic region
United States	$914.4	62%	$915.8	63%
International	560.5	38%	529.1	37%
Total Net Bookings	$1,474.9	100%	$1,444.9	100%

	Three Months Ended September 30, 2024		Three Months Ended September 30, 2023
	Amount	% of total	Amount	% of total
Net revenue by distribution channel
Digital online	$1,300.0	96%	$1,239.7	95%
Physical retail and other	53.1	4%	59.5	5%
Total Net revenue	$1,353.1	100%	$1,299.2	100%

Net Bookings by distribution channel
Digital online	$1,417.2	96%	$1,371.6	95%
Physical retail and other	57.7	4%	73.3	5%
Total Net Bookings	$1,474.9	100%	$1,444.9	100%

	Three Months Ended September 30, 2024		Three Months Ended September 30, 2023
	Amount	% of total	Amount	% of total
Net revenue by platform
Mobile	$740.2	55%	$646.2	50%
Console	491.1	36%	546.7	42%
PC and other	121.8	9%	106.3	8%
Total Net revenue	$1,353.1	100%	$1,299.2	100%

Net Bookings by platform
Mobile	$723.0	49%	$661.9	46%
Console	622.3	42%	678.9	47%
PC and other	129.6	9%	104.1	7%
Total Net Bookings	$1,474.9	100%	$1,444.9	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix
(in millions)

	Six Months Ended September 30, 2024		Six Months Ended September 30, 2023
	Amount	% of total	Amount	% of total
Net revenue by geographic region
United States	$1,635.0	61%	$1,599.5	62%
International	1,056.3	39%	984.4	38%
Total Net revenue	$2,691.3	100%	$2,583.9	100%

Net Bookings by geographic region
United States	$1,642.9	61%	$1,642.0	62%
International	1,050.2	39%	1,004.5	38%
Total Net Bookings	$2,693.1	100%	$2,646.5	100%

	Six Months Ended September 30, 2024		Six Months Ended September 30, 2023
	Amount	% of total	Amount	% of total
Net revenue by distribution channel
Digital online	$2,595.5	96%	$2,479.7	96%
Physical retail and other	95.8	4%	104.2	4%
Total Net revenue	$2,691.3	100%	$2,583.9	100%

Net Bookings by distribution channel
Digital online	$2,604.5	97%	$2,537.3	96%
Physical retail and other	88.6	3%	109.2	4%
Total Net Bookings	$2,693.1	100%	$2,646.5	100%

	Six Months Ended September 30, 2024		Six Months Ended September 30, 2023
	Amount	% of total	Amount	% of total
Net revenue by platform
Mobile	$1,462.7	55%	$1,326.2	51%
Console	1,000.0	37%	1,051.0	41%
PC and other	228.6	8%	206.7	8%
Total Net revenue	$2,691.3	100%	$2,583.9	100%

Net Bookings by platform
Mobile	$1,432.4	53%	$1,351.5	52%
Console	1,027.7	38%	1,098.1	41%
PC and other	233.0	9%	196.9	7%
Total Net Bookings	$2,693.1	100.0%	$2,646.5	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
ADDITIONAL DATA
(in millions)

Three Months Ended September 30, 2024	Net revenue	Cost of revenue- Product costs	Cost of revenue- Game intangibles	Cost of revenue- Software development costs and royalties	Cost of revenue- Internal royalties	Cost of revenue- Licenses
As reported	$1,353.1	$212.5	$173.4	$64.9	$77.2	$97.2
Net effect from deferred revenue and related cost of revenue	121.9	0.8		9.8		0.9
Stock-based compensation				(3.1)
Amortization and impairment of acquired intangibles		(0.7)	(173.4)

Three Months Ended September 30, 2024	Selling and marketing	Research and development	General and administrative	Depreciation and amortization	Business reorganization	Interest and other, net	(Loss) gain on fair value adjustments, net
As reported	$461.3	$246.7	$253.0	$47.3	16.8	$(25.9)	$(1.2)
Net effect from deferred revenue and related cost of revenue						(1.5)
Stock-based compensation	(24.5)	(26.2)	(32.4)
Amortization and impairment of acquired intangibles	(1.5)	(7.2)		(9.2)
Acquisition related expenses	(0.1)	(0.7)	(52.9)			2.2	0.4
Impact of business reorganization					(16.8)
Other						5.2	0.8
Three Months Ended September 30, 2023	Net revenue	Cost of revenue -Game intangibles	Cost of revenue - Product costs	Cost of revenue- Software development costs and royalties	Cost of revenue- Internal royalties	Cost of revenue- Licenses	Selling and marketing
As reported	$1,299.2	$409.4	$175.7	$83.1	$112.8	$102.8	$334.6
Net effect from deferred revenue and related cost of revenue	145.7		1.3	9.7		(1.3)
Stock-based compensation				(7.5)			(24.3)
Amortization and impairment of acquired intangibles		(409.4)					(1.6)

Three Months Ended September 30, 2023	Research and development	General and administrative	Depreciation and amortization	Goodwill impairment	Business reorganization	Interest and other, net	(Loss) gain on fair value adjustments, net
As reported	$232.1	$178.3	$45.3	$165.4	$3.4	$(31.1)	$(2.2)
Net effect from deferred revenue and related cost of revenue						1.2
Stock-based compensation	(28.9)	(29.4)
Amortization and impairment of acquired intangibles	(7.2)		(8.9)
Acquisition related expenses	(0.5)	(2.7)		(165.4)		1.9	1.7
Impact of business reorganization					(3.4)
Other						1.9	0.3

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
ADDITIONAL DATA
(in millions)
Six Months Ended September 30, 2024	Net revenue	Cost of revenue - Game intangibles	Cost of revenue - Product costs	Cost of revenue- Software development costs and royalties	Cost of revenue- Internal royalties	Cost of revenue- Licenses
As reported	$2,691.3	$336.9	$415.8	$141.1	$146.2	$152.3
Net effect from deferred revenue and related cost of revenue	1.8		(2.4)	1.2		1.6
Stock-based compensation				(6.0)
Amortization and impairment of acquired intangibles		(336.9)	(1.6)

Six Months Ended September 30, 2024	Selling and marketing	Research and development	General and administrative	Depreciation and amortization	Business reorganization	Interest and other, net	(Loss) gain on fair value adjustments, net
As reported	$892.7	$466.5	$463.5	$92.1	$66.3	$(50.1)	$(4.3)
Net effect from deferred revenue and related cost of revenue						(0.8)
Stock-based compensation	(45.7)	(49.4)	(60.4)
Amortization and impairment of acquired intangibles	(3.1)	(14.3)		(18.2)
Impact of business reorganization					(66.3)
Acquisition related expenses	(0.1)	(0.7)	(69.6)			4.2	1.1
Other						7.2	3.2

Six Months Ended September 30, 2023	Net revenue	Cost of revenue - Game intangibles	Cost of revenue - Product costs	Cost of goods revenue- Software development costs and royalties	Cost of revenue - Internal royalties	Cost of revenue - Licenses	Selling and marketing
As reported	$2,583.9	$596.3	$354.6	$198.8	$185.4	$154.2	$734.0
Net effect from deferred revenue and related cost of revenue	62.5		(1.0)	4.5		(0.7)
Stock-based compensation				(14.2)			(48.9)
Amortization and impairment of acquired intangibles		(596.3)					(47.9)
Acquisition related expenses						10.0	(0.2)

Six Months Ended September 30, 2023	Research and development	General and administrative	Depreciation and amortization	Goodwill impairment	Business reorganization	Interest and other, net	(Loss) gain on fair value adjustments, net
As reported	$470.7	$376.2	$85.7	$165.4	$10.6	$(56.5)	$(1.4)
Net effect from deferred revenue and related cost of revenue						1.8
Stock-based compensation	(52.5)	(53.5)
Amortization and impairment of acquired intangibles	(14.3)		(17.9)
Impact of business reorganization					(10.6)
Acquisition related expenses	(2.2)	(28.0)		(165.4)		(3.0)	3.2
Other						15.8	(2.0)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURE
(in millions)

	Six Months Ended September 30,
	2024	2023
Net cash from operating activities	$(319.4)	$69.8
Net change in Restricted cash (1)	(94.5)	(123.3)
Adjusted Unrestricted Operating Cash Flow	$(413.9)	$(53.5)

	Six Months Ended September 30,
	2024	2023
Restricted cash beginning of period	$348.0	$407.2
Restricted cash end of period	443.5	529.4
Restricted cash related to acquisitions	(1.0)	1.1
(1) Net change in Restricted cash	$(94.5)	$(123.3)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURE
(in millions)
	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(365.5)	$(543.6)	$(627.5)	$(749.6)
Provision for (benefit from) income taxes	41.2	(33.4)	91.0	(56.3)
Interest expense	18.7	21.0	37.9	33.7
Depreciation and amortization	47.3	45.3	92.1	85.7
Amortization of acquired intangibles	182.8	418.2	356.0	658.5
Goodwill impairment	—	165.4	—	165.4
EBITDA	$(75.5)	$72.9	$(50.5)	$137.4

Outlook
Fiscal Year Ending March 31, 2025
Net loss	$(839) to $(775)
Provision for income taxes	$120 to $110
Interest expense	$98
Depreciation	$151
Amortization of acquired intangibles	$752
EBITDA	$282 to $336

Outlook
Three Months Ended December 31, 2024
Net loss	$(202) to $(177)
Provision for income taxes	$27 to $24
Interest expense	$26
Depreciation	$38
Amortization of acquired intangibles	$189
EBITDA	$78 to $100